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                                                                  EXHIBIT 5.1

                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                            Telephone: (617) 832-1000
                            Facsimile: (617) 832-7000
                                  Telex 940693
                               http://www.fhe.com

                                December 8, 1998

ASPEN TECHNOLOGY, INC.
Ten Canal Park
Cambridge, Massachusetts  02141

Ladies and Gentlemen:

     We have acted as special counsel for Aspen Technology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (333-63439), as amended by Amendment No. 1 thereto (as so amended, the "Registration Statement"), relating to the offering of up to $86,250,000 aggregate principal amount of the Company's 5 1/4% Convertible Subordinated Debentures due June 15, 2005 (the "Debentures") and the shares (the "Conversion Shares") of the Company's common stock, $.10 par value, issuable upon conversion of the Debentures. The Debentures were issued pursuant to an indenture dated as of June 17, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

     In arriving at the opinion expressed below, we have examined and relied on:

     (i)    an executed copy of the Indenture;

     (ii)   a specimen of the Debentures;

     (iii) a specimen of the certificate representing shares of the Company's common stock, $.10 par value;

     (iv)   the Registration Statement;

     (v)    the Certificate of Incorporation of the Company, as amended;

     (vi)   the By-Laws of the Company; and

     (vii) the minutes of the meetings and written consents of the Board of Directors of the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.


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ASPEN TECHNOLOGY, INC.
December 8, 1998
Page Two

     We express no opinion other than as to the corporation laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that:

     1. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company. The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid, binding and enforceable instrument of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2. The execution and delivery of the Debentures have been duly authorized by all necessary corporate action of the Company. The Debentures have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3. The Conversion Shares, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             FOLEY, HOAG & ELIOT LLP



                                             By /s/ Mark L. Johnson
                                               --------------------------
                                               A Partner